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                                                                  Exhibit 23.1



              Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts," and as to the use of our reports dated March 7, 1997 and June 19, 1997, in the Registration Statement (Form S-4 No. 333-XXXX) of Sovereign Specialty Chemicals, Inc. for the registration of the $125,000,000 of 9 1/2% Senior Subordinated Notes due 2007.



                                                     ERNST & YOUNG LLP


Chicago, Illinois
November 3, 1997